EX 10.1

               AMENDMENT NO. 2 TO MERGER AGREEMENT, SETTLEMENT AND
                            GENERAL RELEASE AGREEMENT


         THIS AMENDMENT, SETTLEMENT AND GENERAL RELEASE AGREEMENT (this "Agreement"), dated this second day of August, 2001, by and among CORPORATE EXPRESS, INC., a Colorado corporation and successor by merger to CEX Holdings, Inc., a Colorado corporation ("CEX"), VELOCITY EXPRESS, INC. f/k/a Corporate Express Delivery Systems, Inc., a Delaware corporation ("Company") and UNITED SHIPPING & TECHNOLOGY, INC., a Utah corporation ("Buyer"). CEX, Company, and Buyer are sometimes individually referred to herein as a "party" and collectively as the "parties."


                              W I T N E S S E T H:

         WHEREAS, the parties are each parties (together with United Shipping & Technology Acquisition Corp., which was merged with and into Company) to a Merger Agreement dated as of September 8, 1999, as amended by Amendment No. 1 to Merger Agreement dated as of September 22, 1999 (the "Merger Agreement"), whereby Buyer acquired all of the issued and outstanding Common Stock of Company and Company became a wholly owned subsidiary of Buyer; and

         WHEREAS, pursuant to Section 2.2 of the Merger Agreement, the parties provided that the Merger Consideration would be subject to adjustment after the Closing Date; and

         WHEREAS, a dispute exists between CEX and Buyer regarding, inter alia,
(a) adjustments to the Merger Consideration, (b) Buyer's obligation to indemnify CEX, (c) Buyer's obligation to terminate and replace certain equipment leases in the name of CEX, and (d) certain misdirected payments; and

         WHEREAS, the parties are desirous of settling their disputes and all claims between them on the terms and conditions set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CEX, Company and Buyer hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 Capitalized Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings given those terms in the Merger Agreement. For purposes of this Agreement, the following terms, when capitalized, have the following meanings:

         "Buyer and Company's Bring Down Certificate" shall have the meaning set forth in subsection 9.2.1.

         "Casualty Insurance" means the combination of Primary and Excess Automobile Liability Insurance, Statutory Workers' Compensation and Primary and Excess Employers Liability Insurance and Primary and Excess General Liability Insurance (each as defined below).

         "Casualty Insurance Liabilities" means all expenses associated with Casualty Insurance for the benefit of Company or any of its Subsidiaries (past or present), including, without limitation, insurance premiums, claims within deductible or self-insured retentions, allocated loss adjustment expenses, audit fees and adjustments, claim service fees, premium taxes, State residual market load or other legislatively-imposed fees, insurance brokerage fees, assessments and disputes, and other expenses directly related to Casualty Insurance.

         "CEX Bring Down Certificate" shall have the meaning set forth in subsection 9.1.1.

         "Merger Agreement" shall have the meaning set forth in the first Whereas clause above.

         "Primary and Excess Automobile Liability Insurance" means insurance (including deductibles and self-insured retention amounts) of the liability exposures associated with the operation of motor vehicles, including, but not limited to property damage, bodily injury or other losses for which the insured may be liable.

         "Primary and Excess General Liability Insurance" means insurance (including deductibles and self-insured retention amounts) of the liability exposure arising out of occurrences resulting from the premises or operations of the insured, products sold by the insured and operations completed by the insured.

         "Settlement Closing" shall have the meaning set forth in Section 11.1.

         "Settlement Closing Date" shall have the meaning set forth in Section 11.1.

         "Statutory Workers' Compensation and Primary and Excess Employers Liability Insurance" means insurance (including deductibles and self-insured retention amounts and participation in monopolistic state funds in the name of the Company or any of its Subsidiaries, past or present), in each case, covering the liability exposures associated with the risk of bodily injury to an employee arising from accident or disease incurred in the course and scope of employment; provided that insurance provided by monopolistic state funds shall not apply to CEX, but shall apply to Company, Buyer and any of their Subsidiaries.

                                   ARTICLE II

                          AMENDMENT TO MERGER AGREEMENT

         Section 2.1 Amendment to Subsection 2.1.7 of Merger Agreement. Subsection 2.1.7 of the Merger Agreement shall be amended as of the Settlement Closing Date to provide that the aggregate amount of the Merger Consideration shall be $48,096,476. CEX hereby acknowledges and agrees that the entire amount of the Merger Consideration shall be paid in full as follows:

                  2.1.1 The sum of $43,000,000 heretofore delivered to CEX, receipt whereof is hereby acknowledged by CEX.

                  2.1.2 The sum of $3,096,476.25 heretofore delivered to CEX, receipt whereof is hereby acknowledged; and

                  2.1.3 By the payment of $2,000,000 by delivery to CEX in immediately available funds by wire transfer to CEX's account on the Settlement Closing Date.

         Section 2.2 Acknowledgment With Respect to Section 2.2 of Merger Agreement. The parties acknowledge and agree that this Agreement is intended to and shall resolve all disputes and issues between the parties with respect to the Merger Consideration and adjustments thereof as provided in Article 2 of the Merger Agreement.

         Section 2.3 Merger Agreement of No Further Force and Effect. Except as hereinabove set forth in this Article, the Merger Agreement shall be of no further force and effect and none of the parties hereto shall have any rights or obligations thereunder. Notwithstanding the foregoing, Company, Buyer and CEX acknowledge that the transactions contemplated by the Merger Agreement have been consummated and, except as expressly provided in this Agreement, CEX has no responsibilities to pay, perform or discharge any liabilities of Company and its Subsidiaries which were transferred pursuant to the Merger Agreement, and Company and Buyer shall remain obligated to pay, perform and/or discharge all such liabilities.

                                   ARTICLE III

                         ADDITIONAL TERMS AND CONDITIONS

         Section 3.1 Casualty Insurance Liabilities.

                  3.1.1 CEX shall pay, perform and discharge all Casualty Insurance Liabilities with respect to Casualty Insurance as set forth on Schedule 3.1.

                  3.1.2 With respect to any Casualty Insurance Liabilities paid and discharged by CEX (or any Subsidiary) or Buyer and Company (or any respective Subsidiary) prior to the Settlement Closing Date, neither CEX (or any Subsidiary) nor Buyer or Company (or any respective Subsidiary) shall have a right or claim against the other for reimbursement or indemnity.

                  3.1.3 CEX shall reimburse, defend, indemnify and hold Buyer, Company and their respective Subsidiaries harmless from and against, and pay and reimburse such parties for and with respect to any Casualty Insurance Liabilities as provided in subsection 3.1.1, above.

         Section 3.2 Insurance Refunds. Buyer or Company shall pay over or cause any of their respective Subsidiaries to pay over to CEX any refunds of premiums, rebates or other amounts, including recoveries, with respect to Casualty Insurance policies identified on Schedule 3.1 received by Buyer, Company or any of their respective Subsidiaries after the Settlement Closing Date promptly upon receipt of such amounts.

         Section 3.3 Management of Casualty Insurance Claims. CEX shall direct and shall be responsible for the management of Casualty Insurance Liabilities.

         Section 3.4 Retained Insurance Liability. Except for the Casualty Insurance Liabilities assumed by CEX as provided in Section 3.1, Company and Buyer shall pay and discharge any and all liabilities associated with or arising from Casualty Insurance for the benefit of Company, Buyer or any of their subsidiaries, including without limitation, insurance premiums, claims within deductible or self-insured retentions, uninsured and underinsured claims, allocated loss adjustment expenses, audit fees and adjustments, claim service fees, premium taxes, State residual market load or other legislatively-imposed fees, insurance brokerage fees, and other expenses directly related to Casualty Insurance. Buyer and Company shall reimburse, indemnify and hold harmless CEX from and against any such liabilities of Company under this Section 3.4.

                                   ARTICLE IV

                   TERMINATION OF CERTAIN ANCILLARY AGREEMENTS

         Section 4.1 Promissory Notes. CEX acknowledges that the Short-Term Subordinated Note in the principal amount of $7,500,000 and dated September 24, 1999 has been paid, in part, in the amount of $3,096,476.25. As a result of the adjustment to the Merger Consideration as provided in Article II above, said Short-Term Subordinated Note, the Long-Term Subordinated Promissory Note in the principal amount of $6,519,000 and dated September 24, 1999 and the Convertible Subordinated Promissory Note in the principal amount of $3,600,000 and dated September 24, 1999, each delivered by Company to CEX, shall be returned to Company and shall be of no further force and effect and Company shall have no further obligation to pay the principal of and any and all accrued but unpaid interest on said notes.

         Section 4.2 Guaranty Agreement. The Guaranty Agreement dated as of September 24, 1999 and delivered by Buyer and certain Company Subsidiaries pursuant to the Merger Agreement shall be terminated effective as of the Settlement Closing Date.

         Section 4.3 Security Agreements. The Security Agreement dated as of September 24, 1999 and delivered by Company to CEX and the Security Agreement dated as of September 24, 1999 and delivered by Company Subsidiaries to CEX pursuant to the Merger Agreement shall be terminated effective as of the Settlement Closing Date. CEX shall deliver executed UCC-3 Termination Statements terminating all UCC-1 Financing Statements filed against any of the assets of Company, Company Subsidiaries and Buyer as identified by Buyer and Company in
Schedule 4.3 annexed hereto. Following the Settlement Closing Date, CEX will execute and deliver such further UCC-3 Termination Statements as shall be identified by Company or Buyer as necessary to terminate all UCC-1 Financing Statements filed against any of the assets of Buyer and/or Company.

         Section 4.4 Intercreditor Agreement. The Intercreditor and Subordination Agreement dated as of September 24, 1999 by and among GE Capital Corporation, Bayview Capital Partners LP and CEX shall be amended effective as of the Settlement Closing Date to delete CEX as a party thereto in a form mutually acceptable to the parties.

         Section 4.5 Exchange Agreement. The Exchange Agreement dated as of September 24, 1999 by and between Buyer and CEX and entered into in connection with the Convertible Subordinated Promissory Note shall be terminated effective as of the Settlement Closing Date.

         Section 4.6 Transition Services Agreement. The Transition Services Agreement dated as of September 24, 1999 by and among the parties hereto shall be terminated effective as of the Settlement Closing Date.

                                    ARTICLE V

                    SURVIVAL OF CERTAIN ANCILLARY AGREEMENTS

         Section 5.1 Tax Sharing and Indemnity Agreement. The Tax Sharing and Indemnity Agreement dated as of September 24, 1999 by and among the parties hereto and Corporate Express, Inc. shall remain in full force and effect.

         Section 5.2 Non-Competition Agreement. The Non-Competition Agreement dated as of September 24, 1999 by and among Buyer, CEX and Corporate Express, Inc. shall remain in full force and effect.

         Section 5.3 Confidentiality Agreement. The Confidentiality Agreement dated as of March 30, 1999 by and between Buyer and CEX shall remain in full force and effect.

         Section 5.4 Assumption Agreement. Subject to the provisions of Article III above, the Assumption Agreement dated as of July 3, 1999 by and among Company, Corporate Express Delivery Systems - Expedited, Inc. and Corporate Express Delivery Systems - Southeast, Inc. shall remain in full force and effect.

                                   ARTICLE VI

                                OTHER AGREEMENTS

         Section 6.1 Equipment Leases. Company and Buyer shall use their commercially reasonable efforts to cause all or a portion of the Equipment Leases (including all vehicle leases transferred under the Merger Agreement) for equipment utilized by Company or Company Subsidiaries with respect to which CEX or a Subsidiary is the named lessee to be terminated with no further liability or obligation of CEX or any Subsidiary under or pursuant to any such Equipment Leases. In the event Buyer and Company are not successful in causing a termination of all or a portion of the Equipment Leases, Company and Buyer shall pay, perform and discharge all amounts required to be paid under the Equipment Leases as and when same shall become due and payable from and after the Settlement Closing Date. From and after the Settlement Closing Date, Company and Buyer shall, jointly and severally, reimburse, indemnify and hold harmless CEX from and against any liabilities arising under the Equipment Leases.

         Section 6.2 Receipt of Payments Belonging to Other Party. As to each of CEX (or any Subsidiary) and Company and Buyer (and any of their respective Subsidiaries), such party shall credit as paid the obligation of a third party for any payment received by the other party on or before the Settlement Closing Date; any monies received by each party on or before the Settlement Closing Date shall be deemed part of the consideration for the execution and delivery of this Agreement.

         Section 6.3 Brimo Litigation. The parties acknowledge that John C. Brimo has instituted a lawsuit in the Supreme Court of the State of New York, County of Erie, Index No. I-2000-10511, against CEX and a subsidiary of Company. Nothing contained in this Agreement is intended to or shall affect the rights and obligations of the parties with respect to the defense of such lawsuit or any obligation to satisfy any judgment entered in favor of plaintiff and against any party thereto.


                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

         Section 7.1 Representations and Warranties of Buyer and Company. Buyer and Company hereby represent and warrant to CEX as follows, which representations and warranties are, as of the date hereof, and will be, as of the Settlement Closing Date, true and correct:

                  7.1.1 Due Organization. Buyer and Company are corporations duly incorporated, validly existing and in good standing, under the laws of their jurisdiction of incorporation.

                  7.1.2 Due Authorization. Buyer and Company have the full corporate power and authority to enter into and perform this Agreement and the agreements contemplated hereby and thereby. The execution and delivery of this Agreement and the agreements and releases by

         Buyer and Company, the consummation of the transaction contemplated hereby and thereby, and the performance by Buyer and Company of all of their respective obligations under this Agreement and the agreements have been duly authorized and approved by Buyer and Company. This Agreement has been, and at the Settlement Closing Date the agreements to be delivered hereunder will be, duly executed and delivered by a duly authorized officer of Buyer and Company to the extent each is a party thereto.

                  7.1.3 Enforceability. This Agreement constitutes, and the agreements to be delivered hereunder will constitute, the legal, valid and binding obligation of Buyer and Company in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies.

                  7.1.4 No Conflict. Neither the execution and delivery of this Agreement or the agreements to be delivered hereunder by Buyer or Company, nor the consummation by Buyer or Company of the transactions contemplated hereby or thereby, will violate, conflict with or result in a breach of any of the terms, conditions or provisions of (a) Buyer's or Company's certificate of incorporation, as amended, by-laws, as amended, or other organizational instruments, or (b) any obligation, lease, license, agreement, contract, plan or other arrangement.

         Section 7.2 Representations and Warranties of CEX. CEX hereby represents and warrants to Buyer and Company as follows, which representations and warranties are, as of the date hereof, and will be, as of the Settlement Closing Date, true and correct:

                  7.2.1 Due Organization. CEX is a corporation duly incorporated, validly existing and in good standing, under the laws of its jurisdiction of incorporation.

                  7.2.2 Due Authorization. CEX has the full corporate power and authority to enter into and perform this Agreement and the agreements contemplated hereby and thereby. The execution and delivery of this Agreement and the agreements by CEX, the consummation of the transaction contemplated hereby and thereby, and the performance by CEX of all of its obligations under this Agreement and the agreements have been duly authorized and approved by CEX. This Agreement has been, and at the Settlement Closing Date the agreements to be delivered hereunder will be, duly executed and delivered by a duly authorized officer of CEX.

                  7.2.3 Enforceability. This Agreement constitutes, and the agreements to be delivered hereunder will constitute, the legal, valid and binding obligation of CEX in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies.

                  7.2.4 No Conflict. Neither the execution and delivery of this Agreement or the agreements to be delivered hereunder by CEX, nor the consummation by CEX of the transactions contemplated hereby or thereby, will violate, conflict with or result in a breach of any of the terms, conditions or provisions of (a) CEX's certificate of incorporation, as amended, by-laws, as amended, or other organizational instruments, or (b) any obligation, lease, license, agreement, contract, plan or other arrangement.

                                  ARTICLE VIII

                                OTHER OBLIGATIONS

         Section 8.1 Inspection of Records. Company shall maintain and make its books and records available for inspection by CEX, or by its duly authorized representatives, for reasonable business purposes at all reasonable times during normal business hours, for a period equal to any statutorily determined record retention period (but in no event less than eight (8) years after the Closing) with respect to all Casualty Insurance matters related to the period through the Effective Date. As used in this Section, the right of inspection includes the right to make extracts or copies at the expense of the party requesting such extracts or copies.

         Section 8.2 In Trust for Company. All payments and reimbursements including, but not limited to, amounts received under the Tax Sharing and Indemnification Agreement, or refunds of insurance premiums, by any third party after the Settlement Closing Date in the name of or to CEX or any of the Continuing Affiliates to which Company or any of its Subsidiaries is entitled in accordance with the provisions of this Agreement, and the transactions contemplated hereby shall be held by CEX or such Affiliate in trust for the benefit of Company and, within five (5) business days of receipt by CEX or such Affiliate of any such payment or reimbursement, CEX or such Affiliate shall pay over to the Company the amount of such payment or reimbursement.

         Section 8.3 In Trust for CEX. All payments and reimbursements including, but not limited to amounts received under the Tax Sharing and Indemnification Agreement, or refunds of insurance premiums, by any third party after the Settlement Closing Date in the name of or to Company or any of its Subsidiaries to which CEX or any of the Continuing Affiliates is entitled in accordance with the provisions of this Agreement, and the transactions contemplated hereby shall be held by Company or such Subsidiary in trust for the benefit of CEX and, within five (5) business days of receipt by Company or such Subsidiary of any such payment or reimbursement.

                                   ARTICLE IX

                         CONDITIONS PRECEDENT TO CLOSING

         Section 9.1 Conditions Precedent to Buyer's and Company's Obligations. The obligations of Buyer and Company to consummate the transactions contemplated hereby are subject to the fulfillment of all of the following conditions on or prior to the Settlement Closing Date (unless waived in writing in the sole discretion of Buyer and Company):

                  9.1.1 Accuracy of Representations and Warranties. The representations and warranties of CEX contained herein shall be accurate in all material respects as if made on and as of the Settlement Closing Date. CEX shall have delivered an Officer's Certificate confirming the accuracy of such representations and warranties as of the Settlement Closing Date (the "CEX Bring Down Certificate").

                  9.1.2 Financing. Buyer and/or Company shall have obtained debt or equity financing (a) in an amount sufficient to make the payment to CEX as required pursuant to subsection 2.1.7 of the Merger Agreement as amended herein, and (b) in an amount sufficient in the reasonable discretion of Buyer and/or Company to provide Company with working capital.

                  9.1.3 Buyer and Company's Receipt of Closing Documents. Buyer and Company shall have received from CEX documents referred to in
         Section 11.2.

         Section 9.2 Conditions Precedent to CEX's Obligations. The obligations of CEX to consummate the transactions contemplated hereby are subject to the fulfillment of all of the following conditions on or prior to the Settlement Closing Date (unless waived in writing in the sole discretion of CEX):

                  9.2.1 Accuracy of Representations and Warranties. The representations and warranties of Buyer and Company contained herein shall be accurate in all material respects as if made on and as of the Settlement Closing Date. Buyer and Company shall have delivered an Officer's Certificate confirming the accuracy of such representations and warranties as of the Settlement Closing Date (the "Buyer and Company's Bring Down Certificate").

                  9.2.2 Absence of Litigation. No suit or proceeding shall have been commenced by any third party to restrain, enjoin, hinder, or to seek material damages on account of the transaction herein contemplated.

                  9.2.3 CEX's Receipt of Closing Documents. CEX shall have received from Buyer and Company documents and payment referred to in
         Section 11.2.

                  9.2.4 Third Party Releases. Company and Buyer shall cause each Person identified on Schedule 9.2.4 to deliver a release to CEX, in form and substance reasonably satisfactory to CEX.

                  9.2.5 Equipment Leases. Company shall have paid the obligations under the Equipment Leases for the period commencing as of June 1, 2001 and, as of the Settlement Closing Date, shall not be in default of any payment obligation under the Equipment Leases.

                                    ARTICLE X

                                    RELEASES

         Section 10.1 Release from Buyer and Company to CEX. Subject to the Settlement Closing and effective as of the Settlement Closing Date, Buyer and Company, for themselves, their related entities, subsidiaries, affiliates, parents, predecessors, successors and assigns (collectively, the "Buyer Releasors"), release, acquit and forever discharge CEX, its related entities, subsidiaries, parents, partners, joint venturers, predecessors, successors, assigns, past and present officers, directors, managers, administrators, employees, representatives, attorneys, underwriters, insurers, affiliates, stockholders, and agents (collectively, the "CEX Releasees"), from any and all claims, counterclaims, cross-claims, third-party claims, demands, actions, causes of action, subrogation claims, liabilities, judgments, liens, notices of pendency, contracts, agreements, rights, debts, loans, suits, obligations, promises, actions, costs and expenses (including but not limited to attorneys' fees and fines), losses or injuries, damages, injunctive relief, and all other charges of whatever nature, whether in law or equity, whether to person or property, whether direct, consequential or incidental, whether known or unknown, whether fixed or contingent, whether arising heretofore, or simultaneously herewith, which Buyer Releasors now have, claim to have had at any time heretofore or may claim to have against CEX Releasees, including, but not by way of limitation, arising from or related to the acquisition of Company by Buyer, including but not limited to all claims arising from or related to the Merger Agreement, the Guaranty Agreement, the Security Agreements, the Assumption Agreement, the Transition Services Agreement, the Exchange Agreement, the Tax Sharing and Indemnification Agreement, the Non-Competition Agreement and the Confidentiality Agreement; provided, however, nothing herein shall release claims (x) arising after the Settlement Closing Date under (i) those Ancillary Agreements that survive as provided in Article V of this Agreement and (ii) this Agreement or any agreements or documents executed pursuant to this Agreement or (y) arising prior to or after the Settlement Closing Date and related solely to any customer vendor relationship between Buyer and/or Company and CEX.

         Section 10.2 Release from CEX to Buyer and Company. Subject to the Settlement Closing and effective as of the Settlement Closing Date, CEX, for itself, its related entities, subsidiaries, affiliates, parents, predecessors, successors and assigns (collectively, the "CEX Releasors"), release, acquit and forever discharge Buyer and Company, their related entities, subsidiaries (past or present), parents, partners, joint venturers, predecessors, successors, assigns, past and present officers, directors, managers, administrators, employees, representatives, attorneys, underwriters, insurers, affiliates, stockholders, and agents (collectively, the "Buyer Releasees"), from any and all claims, counterclaims, cross-claims, third-party claims, demands, actions, causes of action, subrogation claims, liabilities, judgments, liens, notices of pendency, contracts, agreements, rights, debts, loans, suits, obligations, promises, actions, costs and expenses (including but not limited to attorneys' fees and fines), losses or injuries, damages, injunctive relief, and all other charges of whatever nature, whether in law or equity, whether to person or property, whether direct, consequential or incidental, whether known or unknown, whether fixed or contingent, whether arising heretofore, or simultaneously herewith, which CEX Releasors now have, claim to have had at any time heretofore or may claim to have against Buyer Releasees, including, but not by way of limitation, arising from or related to the acquisition of Company by Buyer, including but not limited to all claims arising from or related to the Merger Agreement, the Promissory Notes, the Guaranty Agreement, the Security Agreements, the Assumption Agreement, the Transition Services Agreement, the Exchange Agreement, the Tax Sharing and Indemnification Agreement, the Non-Competition Agreement and the Confidentiality Agreement; provided, however, nothing herein shall release claims (x) arising after the Settlement Closing Date under (i) those Ancillary Agreements that survive as provided in Article V of this Agreement and (ii) this Agreement or any agreements or documents executed pursuant to this Agreement, or (y) arising prior to or after the Settlement Closing Date and related solely to any customer/vendor relationship between Buyer and/or Company and CEX.


                                   ARTICLE XI

                                     CLOSING

         Section 11.1 Settlement Closing Date. Subject to the terms of this Agreement, consummation of the transactions contemplated in this Agreement (the "Settlement Closing") shall take place on July 31, 2001, or such later date as mutually agreed to by the parties but in no event shall the Settlement Closing be extended beyond August 31, 2001, or if the conditions to Settlement Closing shall not have been satisfied on such date, as promptly as practicable following the satisfaction or waiver thereof. As used herein, the Settlement Closing Date shall refer to the date of the actual Settlement Closing. The Settlement Closing shall be consummated at the offices of CEX at Broomfield, Colorado, or such other place as the parties hereto shall mutually agree.

         Section 11.2      Deliveries at the Closing.

                  11.2.1 Buyer and Company's Execution and Delivery of Documents and Payment. Buyer and Company shall deliver, or execute and deliver, or cause to be executed and delivered, to CEX all of the following:

                           (a) A certificate of valid existence and good
                  standing of Buyer and Company issued not earlier than thirty
                  (30) days prior to Closing;

                           (b) Buyer and Company's Bring Down Certificate;

                           (c) A certificate certifying to CEX the incumbency of
                  Buyer and Company's officers and bearing the authentic signatures of all such officers who have executed this Agreement or any other agreement executed and delivered in connection herewith;

                           (d) Payment to CEX of the amount provided in Section
                  2.1.3;

                           (e) The releases as provided in Section 9.2.4;

                           (f) Evidence of compliance with the provision of
                  Section 4.4; and

                           (g) Without limitation by specific enumeration of the
                  foregoing, all other documents and instruments reasonably required or requested by CEX to consummate the transactions contemplated hereby, including any UCC search reports received by Buyer or Company.

                  11.2.2 CEX's Execution and Delivery of Documents and Payment. CEX shall deliver, or execute and deliver, or cause to be executed and delivered, to Buyer and Company all of the following:

                           (a) A certificate of valid existence and good
                  standing of CEX issued not earlier than thirty (30) days prior to Closing;

                           (b) CEX's Bring Down Certificate;

                           (c) A certificate certifying to Buyer and Company the
                  incumbency of CEX's officers and bearing the authentic signatures of all such officers who have executed this Agreement or any other agreement executed and delivered in connection herewith;

                           (d) Evidence of compliance with the provision of
                  Section 4.4;

                           (e) UCC-3 Termination Statements for each UCC-1
                  Financing Statement identified in Schedule 4.3, and provided by Buyer and Company duly executed by CEX;

                           (f) The Promissory Notes; and

                           (g) Without limitation by specific enumeration of the
                  foregoing, all other documents and instruments reasonably required or requested by Buyer or Company to consummate the transactions contemplated hereby.

                                   ARTICLE XII

                                 INDEMNIFICATION

         Section 12.1 Indemnification by CEX. Subject to the remaining provisions of this Article XII and this Settlement Agreement, from and after the Settlement Closing Date, CEX shall indemnify and hold harmless Buyer, Company and its Subsidiaries, past and present, and their respective directors, officers, employees and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Buyer Indemnified Parties") from and against any and all damages, liabilities, losses, obligations, suits, demands, penalties, charges, costs and expenses (including reasonable attorneys' fees and expenses and court costs incurred in the investigation, defense or settlement or any of the foregoing in connection with any third party proceeding relating thereto to the extent hereafter provided) (collectively, "Losses") incurred in connection with, arising out of, or resulting from (a) any failure by CEX or its Subsidiaries or Continuing Affiliates to comply, in whole or in part, with the covenants or agreements made by CEX in this Agreement or any Ancillary Agreement that survives, as provided herein, and (b) any guaranty or other obligation of, or any pledge, security interest, mortgage or other lien on the property, assets or capital stock of, Company or any of its Subsidiaries securing or guaranteeing any indebtedness or other obligation of CEX or any Continuing Affiliate under any loan agreement or credit facility. Without limiting the foregoing and unless otherwise agreed by the parties, in the event any Buyer Indemnified party is a named defendant in any proceeding that is the subject of the indemnification obligations of this Section 12.1, CEX shall use its commercially reasonable best efforts to have such Buyer Indemnified Party promptly removed as a party to such litigation.

         Section 12.2 Indemnification by Buyer and Company. Subject to the remaining provisions of this Article XII and this Agreement, Buyer and Company shall jointly and severally indemnify and hold harmless CEX, any Continuing Affiliate and each of their respective directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "CEX Indemnified Parties") from and against any and all Losses incurred in connection with, arising out of, or resulting from (a) except as provided under this Agreement and not paid and discharged by CEX prior to the Settlement Closing Date, current, former or future businesses, assets, liabilities, operations, other activities or employees (whether current or former) of the Company, Buyer or any of their Subsidiaries, relating to Company or Buyer or to any of the discontinued operations of Company or any of its current or former Subsidiaries and including any claim by any equity or debt holder of, or lender to, Company or Buyer, arising out of any of the transactions pursuant to the Merger Agreement or Ancillary Agreements, and (b) any failure to comply, in whole or in part, with the covenants or agreements made by Buyer or Company in this Agreement or in any Ancillary Agreement that survives, as provided herein. Except as expressly provided under this Agreement, the parties hereby agree that the obligation of Buyer and Company under this
Section 12.2 shall include any claim for Losses asserted against the CEX Indemnified Parties, as an acquiror, owner or operator, either derivatively or directly, by way of CEX, its Affiliates', and their respective Representatives' previous ownership or acquisition of or control over Company or any of its Subsidiaries, or their participation in the operations, acquisitions or activities of

Company or any of its Subsidiaries. Without limiting the foregoing and unless otherwise agreed by the parties, in the event any CEX Indemnified Party is a named defendant in any proceeding that is the subject of the indemnification obligations of this Section 12.2, Buyer and Company shall use their commercially reasonable best efforts to have such CEX Indemnified party promptly removed as a party to such litigation.

         Section 12.3  Procedure for Third Party Claims.

                  12.3.1 In order for a Person (the "indemnified party") to be entitled to any indemnification pursuant to this Article XII in respect of, arising out of or involving a claim or demand made by any Person against the indemnified party (a "Third Party Claim"), such indemnified party must notify the indemnifying party in writing of (and in reasonable detail regarding) the Third Party Claim promptly, and in any event within ten (10) business days, after receipt by such indemnified party of notice of the Third party Claim; provided, however, that failure to give such notification shall not affect the indemnification otherwise provided under this Agreement except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred prior to the day on which the indemnified party gives such notice). Thereafter, the indemnified party shall deliver to the indemnifying party promptly, and in any event within five (5) business days, after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

                  12.3.2 If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses, to assume and control the defense thereof with counsel selected by the indemnifying party. Other than as provided in Section 12.1, (a) if the indemnifying party elects to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof, and (b) if the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ at its own expense counsel not reasonably objected to by the indemnifying party separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense, and shall be empowered to make any settlement with respect to such Third Party Claim, subject to the remaining terms of this Section 12.3.2. The indemnifying party shall be liable for the reasonable fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof (other than the period prior to the day on which the indemnified party gives notice of the Third Party Claim as provided above). If the indemnifying party chooses to defend or prosecute any Third Party Claim, all the parties hereto shall cooperate and shall cause their Affiliates to cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on any basis reasonably requested by the indemnifying party to provide additional information and explanation of any material provided hereunder or otherwise relating to the Third Party Claim. Whether or not the indemnifying party assumes the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's written consent. If the indemnifying party assumes the defense of a Third Party Claim, the indemnified party shall agree to any settlement, compromise or discharge of such Third Party Claim that the indemnifying party may recommend if such settlement, compromise or discharge would only result in the entry of a monetary judgment for which the indemnified party is fully indemnified hereunder.

                  12.3.3 In the event any indemnified party should have an indemnification claim against any indemnifying party under this Agreement that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim specifying with particularity the facts underlying such claim with reasonable promptness to the indemnifying party. The failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from liability that it may have to such indemnified party, except to the extent that the indemnifying party has been actually prejudiced by such failure. If the indemnifying party disputes its liability with respect to such claim, the indemnifying party and the indemnified party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

                  12.3.4 Notwithstanding anything to the contrary in the foregoing, either Buyer, Company or CEX, at its own expense except as otherwise provided above, shall be entitled to participate in the defense of any litigation matters in which the other party is named as a party and shall be consulted on any settlement discussions with respect thereto.

         Section 12.4 General Provisions Relating to Remedies and
Indemnification.

                  Section 12.4.1 An indemnifying party shall have no obligation to indemnify an indemnified party or otherwise have liability to an indemnified party for consequential damages, special damages, punitive damages, incidental damages, indirect damages, lost profits or similar items (and the indemnified party shall not recover for such amounts).

                  Section 12.4.2 To the extent that CEX or Buyer discharges any claim for indemnification hereunder, it shall be subrogated to all related rights of the other party against third parties except as otherwise provided herein.

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

                                  ARTICLE XIII

                                  MISCELLANEOUS

         Section 13.1 Entire Agreement. This Agreement (including its Schedules), the Tax Sharing and Indemnification Agreement, the Non-Competition Agreement, the Confidentiality Agreement, the Assumption Agreement and the agreements expressly provided for herein and therein constitute the entire agreement between the parties and supersede any and all other prior or contemporaneous understandings, negotiations or agreements between the parties relating to the transactions contemplated hereby, and shall be binding upon, and inure to the benefit of the parties hereto and their respective legal representatives.

         Section 13.2 Amendments. Any amendment, supplement, variation, alteration or modification to this Agreement must be made in writing and duly executed by an authorized representative or agent of each of the parties hereto.

         Section 13.3 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any other jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 13.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all such counterparts shall be deemed to constitute one and the same instrument.

         Section 13.5 No Waiver. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or to waive any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

         Section 13.6 Assignment. This Agreement and all the rights and obligations granted hereby shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, it being expressly agreed that this Agreement shall not be assigned nor shall any rights or obligations arising hereunder be transferred by one party without the prior written consent of the other party.

         Section 13.7 Fees, Costs and Expenses. Each party shall be responsible for its own fees, costs and expenses incurred by it in connection with this Agreement.

         Section 13.8 Third Party Beneficiaries. Except for the Persons released under or entitled to indemnification pursuant to this Agreement and the Tax Sharing and Indemnification Agreement (who shall be third party beneficiaries), nothing in this Agreement is intended to create, nor shall anything in this Agreement be deemed to create or have created, any third party beneficiary rights.

         Section 13.9 Construction. Words importing the singular shall include the plural and vice versa, and words importing a gender shall include other genders. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine or neuter form. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The headings contained in this Agreement are inserted for convenience only and shall not constitute a part hereof or affect any interpretation hereof. All references herein to Articles, Section and subsections shall be deemed to be references to Articles, Sections and subsections of this Agreement unless the context shall otherwise require. References in this Agreement to any Article shall include all subsections and paragraphs in such Section and references in this Agreement to any subsection shall include all paragraphs in such subsection. The exhibits and attachments to the Schedules form an integral part of the Schedules and are incorporated by reference for all purposes as if set forth fully therein. Unless the context shall otherwise require or provide, any reference to any agreement or other instrument or statute, regulation or other Law is to such agreement, instrument, statute, regulation or other Law as amended and supplemented from time to time (and, in the case of a statute, regulation or other Law, to any successor provision); provided, however, that no representation or warranty herein shall be deemed to have been breached because of the adoption of any new statute, regulation or other Law, any amendment of or change in any statute regulation or other Law or any change in interpretation of any statute, regulation or other Law, in any event, issued or otherwise occurring subsequent to the date hereof. This Agreement shall be construed in accordance with its fair meaning and shall not be construed strictly against either party, without regard to which party drafted this Agreement.

         Section 13.10 Consent to Jurisdiction and Related Matters.

                  (a) Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of any Colorado state court or Federal court sitting in the State of Colorado and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Colorado State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (b) Venue. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of relating to this Agreement or the transactions contemplated hereby in any Colorado State or Federal court. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such court.

         Section 13.11 Waiver of Jury Trial.

                  (a) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  (b) EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (1) NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE WAIVERS SET FORTH IN CLAUSE (a) OF THIS SECTION 13.11, (2) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (3) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (4) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN SUCH SECTION.

         Section 13.12 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when personally delivered, five (5) business days after mailing when mailed by certified mail, return receipt requested, or one (1) business day after sending via Federal Express or similar overnight courier service, or when receipt is confirmed when sent by facsimile. Such notices or other communications shall be sent to the following addresses, unless other addresses are subsequently specified in writing:

         Buyer and Company:

                           United Shipping & Technology, Inc.
                           9850 51st Avenue North
                           Plymouth, Minnesota 55442
                           Attn:  Wesley Fredenburg, Esq.
                           Fax No.: (952) 941-6440
                           Phone:  (763) 843-7105

         CEX:

                           Corporate Express, Inc.
                           1 Environmental Way
                           Broomfield, Colorado 80021
                           Attn: Thomas Cullen, Esq.
                           Fax No.:  (303) 664-3908
                           Phone:  (303) 664-3960

         Section 13.13 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONTROLLED AS TO ITS VALIDITY, ENFORCEMENT, INTERPRETATION, CONSTRUCTION, EFFECT AND IN ALL OTHER RESPECTS BY THE LAWS OF THE STATE OF COLORADO (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THEREOF) APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THAT STATE.

         Section 13.14 Further Assurances. The parties shall execute such further documents and perform such further acts, as may be necessary to effect the transactions contemplated hereby.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    CORPORATE EXPRESS, INC.

                                    By:_______________________________
                                    Name:_____________________________
                                    Title:____________________________


                                    VELOCITY EXPRESS, INC.

                                    By:_______________________________
                                    Name:_____________________________
                                    Title:____________________________


                                    UNITED SHIPPING & TECHNOLOGY, INC.

                                    By:_______________________________
                                    Name:_____________________________
                                    Title:____________________________